UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2022

F45 Training Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40590	84-2529722
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue, Building E

Austin, Texas 78704

(Address of Principal Executive Offices)

(737) 787-1955

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2022, the Board of Directors (the “Board”) of F45 Trading Holdings Inc. (the “Company”) elected Vanessa Douglas to the Board, effective immediately. The Board also appointed Ms. Douglas to the Nominating and Corporate Governance Committee of the Board.

Ms. Douglas will serve as a Class I Director until the Company’s 2022 Annual Meeting of Stockholders and until her successor is duly elected and qualified.

Ms. Douglas will receive compensation for service as a non-employee director of the Company consistent with the compensation generally provided to other non-employee directors, as determined by the Board from time to time. Compensation for the Company’s non-employee directors is described in Exhibit 10.16 to the Company’s Registration Statement on Form S-1/A (File No. 333-257193) filed with the Securities and Exchange Commission on July 7, 2021.

There are no arrangements or understandings between Ms. Douglas and any other persons pursuant to which Ms. Douglas was selected as a director. Ms. Douglas has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2022	F45 Training Holdings Inc.

	By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer